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                                 EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of May 29, 1998, by and between BANK OF YORBA LINDA, a California banking corporation, with its headquarters office located at 18206 Imperial Highway, Yorba Linda California 92686 (the "Bank"), and GLORIA VAN KAMPEN, residing at 24692 Evening Star Drive, Dana Point, California 92629 (the "Employee").

          A. The Bank is a corporation organized for the purpose of carrying on the business of banking.

          B. The Bank desires to avail itself of the skill, knowledge and experience of Employee in order to insure the successful management of its business;

          C. The parties hereto desire to specify the terms of Employee's employment by Bank as an Executive Vice President in this written agreement which supersedes all prior agreements, whether written or oral; and

          D. The employment, the duration thereof, the compensation to be paid to Employee, termination and other terms and conditions of employment provided in this Agreement were duly fixed, stated, approved and authorized for and on behalf of the Bank by action of its Board of Directors at a meeting held on May 20, 1998, at which meeting a quorum was present and voted.

          NOW, THEREFORE, on the basis of the foregoing facts and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

          1.   TERM

               (a) Subject to the provisions below, the Bank agrees to continue to employ Employee, and Employee agrees to be employed by the Bank, subject to the terms and conditions of this Agreement, for a three-year period commencing on May 29, 1998 and ending on May 29, 2001.

          The term for which Employee is employed hereunder is hereinafter referred to as the "Employment Period".

               (b) Subject to the notice provisions set forth in this paragraph, the term of this Agreement shall automatically be extended for one
(1) additional year on June 1 of each calendar year after the expiration of the three (3) year term described in Paragraph 1(a). The term shall not be automatically extended as provided in this paragraph if either party shall give written notice to the other, on or before January 1 of each year, that the Agreement shall not be automatically renewed on the next June 1. In the event either party shall give the other written notice as provided in this paragraph, the term of this Agreement shall thereafter terminate on the next following agreement termination date.

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          2.   DUTIES AND AUTHORITY

               (a) During the Employment Period, Employee shall devote all her productive time, ability and attention to the business and affairs of the Bank. Employee shall not directly render service of a business, commercial or professional nature to any other person or organization without the consent of the Board of Directors of the Bank (the "Board of Directors"); provided, however, that nothing contained herein shall prohibit Employee, or require the Board of Directors to approve or consent to Employee serving a charitable or nonprofit organization or serving as an advisor or director of any corporation which does not compete with the business of the Bank. Employee agrees during the Employment Period to use her best efforts, skill and abilities to promote the Bank's interests and to serve as an Executive Vice President of the Bank. Employee's duties shall include all responsibilities assigned to the Executive Vice President.

          3. BANK'S AUTHORITY. Employee agrees to observe and comply with all laws and the Bank's rules and regulations as adopted by the Board of Directors regarding performance of her duties and to carry out and to perform all appropriate orders, directions and policies stated by the Board of Directors to her periodically, either orally or in writing.

          4.   COMPENSATION.

               (a) The Bank agrees to pay to Employee during the term of this Agreement a base salary of $112,000 per annum, beginning on the effective date of this Agreement and payable on the fifteenth and thirtieth day of each month during the term of this Agreement; provided, however, that the base salary shall be reviewed annually by the Board of Directors, on or before January 31 of each year for that year, and may be changed by mutual agreement of the parties. Any such change may be subject to review by the Bank's regulatory agencies.

               (b) In addition to all other compensation referred to above, the Employee shall be entitled to participate in any and all other bonus plans, employee benefits and other plans currently in effect or that may be developed and adopted by the Bank.

               (c) All compensation shall be subject to the customary withholding tax and other employment taxes as required with respect to compensation paid by a corporation to an employee.

               (d) The Bank shall provide a car for Employee's use during the term, and shall pay all insurance, gas and maintenance expenses of such automobile. Any expenses of such automobile which are paid by the Bank and which are for the personal use of the automobile by Employee shall be taxable as income to Employee. The Employee shall use due care and reasonable efforts to furnish to the Bank adequate written records and other documentary evidence required by Federal and State laws and regulations substantiating the extent to which use of the automobile constitutes deductible business expenses of the Bank.

               (e) During the Employment Period, Employee shall be eligible to participate in any pension or profit-sharing plan, or similar employee benefit plan or retirement program of the Bank now or hereafter existing, to the extent that she is eligible under the

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provisions thereof and commensurate with her position in relationship to other participants. The Bank shall pay for cost of an annual physical examination of Employee.

               (f) Employee shall accrue vacation at the rate of 8.3 hours per semi-monthly pay period (for a total of 200 hours or 25 days per year) and shall accumulate sick leave at the rate of 3.3 hours per semi-monthly pay period (for a total of 80 hours or 10 days per year). Notwithstanding any terms of the Bank's personnel policy to the contrary, any unused sick leave shall carry forward to the next year until used, but in no event shall any compensation for unused sick leave be due to Employee upon her resignation or upon the termination of this employment for any other reason, including her death or disability. Vacation time shall not accrue to more than 200 hours (25 days), except that under special circumstances up to 280 hours (35 days) of vacation may be accrued if such accrual is approved in advance by the Board of Directors in its discretion. Employee shall be required to take at least two consecutive weeks of vacation during each calendar year at a time mutually convenient to Employee and the Bank.

               (g) The Bank agrees to provide medical and dental insurance for Employee on the same terms as provided for all executive officers of the Bank. The Bank shall provide for Employee, at the Bank's expense, participation in medical, accident and health, and life insurance benefits equivalent to the maximum benefits available from time to time under the California Bankers Association Group insurance program for Employee's salary level, as long as Employee is insurable at a normal premium payment. Said coverage shall take effect as of the Effective Date hereof and shall continue throughout the Term. The Bank's liability to Employee for any breach of this paragraph shall be limited to the amount of premiums payable by the Bank to obtain the coverage contemplated herein.

          5.   REIMBURSEMENT OF EXPENSES.

               The services required by the Bank will require Employee to incur business, entertainment and community relations expenses and the Bank hereby agrees to provide credit cards and charge accounts for Employee's use for such expenses. The Bank agrees to reimburse Employee for all out-of-pocket expenses which are business related, upon submission of appropriate documentation therefor and approval thereof by the Board of Directors or a committee thereof appointed for such purpose. The Board or a committee thereof shall review such expenses at least monthly so that reimbursement of appropriate expenses is not unreasonably delayed. Each expense, to be reimbursed, must be of a nature qualifying it as a proper deduction on the income tax returns of the Bank as a business expense and not as deductible compensation to Employee. The records and other documentary evidence submitted by Employee to the Bank with each request for reimbursement of such expenses shall be in the form required by applicable statutes and regulations issued by appropriate taxing authorities for the substantiation of such expenditures as deductible business expenses of the Bank and not as deductible compensation to Employee.

          6.   CONFIDENTIAL INFORMATION.

               Without the prior written permission of the Bank in each case, Employee shall not publish, disclose or make available to any other person, firm or corporation, either during or after the termination of this Agreement, any confidential information which Employee

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may obtain during the Employment Period, or which Employee may create prior to the end of the Employment Period relating to the business of the Bank, or to the business of any customer or supplier of any of them; provided, however, Employee may use such information during the Employment Period for the benefit of the Bank. Prior to or at the termination of this Agreement, Employee shall return all documents, files, notes, writings and other tangible evidence of such confidential information to the Bank.

          7.   COVENANT NOT TO SOLICIT CUSTOMERS OR
               FELLOW EMPLOYEES.

               Employee agrees that for a period of twelve (12) months following the termination of her employment hereunder she will not solicit the banking business of any customer with whom the Bank had done business during the preceding one year period. Employee further agrees not to solicit the services of any officer or employee of the Bank during such twelve (12) month period.

          8.   REMEDY.

               Employee understands that, because of the unique character of the services to be rendered by Employee hereunder, the Bank would not have any adequate remedy at law for the material breach or threatened breach by Employee of any one or more of the covenants set forth in this Agreement and agrees that in the event of any such material breach or threatened breach, the Bank may in addition to the other remedies which may be available to it:

               (a) Declare forfeited any moneys representing accrued salary, contingent payments or other fringe benefits due and payable to Employee, and, or alternatively,

               (b) File a suit in equity to enjoin Employee from the breach or threatened breach of such covenants.

          9.   TERMINATION OF EMPLOYEE WITHOUT CAUSE.

               (a) The Board of Directors may terminate Employee's employment hereunder without Cause (as defined in subsection 10(b) below) at any time, provided, however, that such termination by the Board without Cause shall entitle Employee to the compensation described in subsection 9(b) below.

               (b) In the event Employee is terminated by the Bank without Cause, the Bank shall pay to Employee an amount equal to twelve (12) months of base salary, auto allowance, vacation pay and insurance benefits, and accrued bonuses as severance pay in lieu of and in substitution for any other claims for salary and continued benefits hereunder (based on Employee's base salary and benefits prevailing at the time of termination). Such severance payment shall be in addition to all other sums owing to Employee as accrued vacation pay.

               However, if Employee's employment is terminated by the Bank or the Bank's successor pursuant to this Section 9 within nine (9) months as a result of the consummation

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of a plan of dissolution or a liquidation of the Bank, or consummation of a plan of reorganization, merger or consolidation of the Bank with one or more corporations, as a result of which the Bank is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Bank to another corporation, or the acquisition of stock representing more than 25% of the voting power of the Bank then outstanding by another corporation or person, the Bank shall pay to Employee an amount equal to twenty-four (24) months of base salary, auto allowance, vacation pay, and insurance benefits, as severance pay in lieu of and in substitution for any other claims for salary and continued benefits hereunder (based on Employee's base salary and benefits prevailing at the time of termination). Such severance payment shall be in addition to all sums owing to employee as accrued vacation pay.

               With respect to any stock options issued to the Employee that were outstanding on the date of the termination of her employment under this
Section 9, any options which would become exercisable had the Employee remained in the employ of the Bank through the end of the Employment Period but which are not exercisable on the effective date of the Employee's termination of employment under this Section 9 shall automatically become exercisable upon any such termination, and shall remain exercisable in full for a period of one year after such termination of employment.

          10. TERMINATION OF EMPLOYEE FOR CAUSE.

               (a) Notwithstanding anything herein contained, on or after the date hereof and prior to the end of the Employment Period, the Bank shall have the right to terminate Employee's employment hereunder for Cause (as defined in Subsection 10(b) below) by giving to Employee written notice of such termination as of a date (not earlier than ten (10) days after such notice) to be specified in such notice, and the Employment Period shall terminate on the date so specified, whereupon Employee shall be entitled to receive only her then accrued salary at the rate provided in Section 4(a), plus her accrued vacation pay, but only to the date on which termination shall take effect; provided, however, that if termination is due to physical or mental disability of Employee, such termination shall not affect any rights which Employee may have at the time of termination pursuant to any insurance or other death benefit, bonus, retirement, or arrangements of the Bank; or any stock option plan or any options thereunder, which rights shall continue to be governed by the provisions of such plans and arrangements.

               (b) For purposes of this Agreement, "Cause" shall mean the determination by the Board of Directors, acting in good faith and by majority vote, with or without a meeting, that Employee has (i) willfully failed to perform or habitually neglected the appropriate duties which she is required to perform hereunder; or (ii) willfully failed to follow any policy of the Bank which materially adversely affects the condition of the Bank; or (iii) engaged in any activity in contravention of any Bank policy, statute, regulation or governmental policy which materially adversely affects the Bank's condition, or its reputation in the community, or which evidences the lack of Employee's fitness or ability to perform Employee's duties; or (iv) willfully refused to follow any appropriate instruction from the Board of Directors unless Employee asserts that compliance with such instruction would cause the Bank or Employee to violate any statute, regulation or governmental or Bank policy; or (v) subject to subsection (c) below, become physically or mentally disabled or otherwise evidenced her inability to discharge her duties as an

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Executive Vice President of the Bank, or (vi) been convicted of or pleaded guilty or nolo contendere to any felony, or (vii) committed any act which would cause termination of coverage under the Bank's Bankers Blanket Bond as to Employee, as distinguished from termination of coverage as to the Bank as a whole.

               (c) If Employee becomes disabled and such disability continues for a period of one hundred eighty (180) consecutive days, then upon expiration of such 180-day period, if the term of this Agreement has not already expired, the Bank may, in its discretion, terminate the Agreement and all benefits due hereunder, but Employee shall be entitled upon such termination to receive disability payments in accordance with such disability plan as may be established for the payment of disability benefits as permitted under the Internal Revenue Code; provided, however, that if such disability is job related, as determined by an arbitrator mutually acceptable to the Bank and Employee or Employee's representative, then the compensation due hereunder shall continue for a period of one year after the commencement of such disability.

               (d) This Agreement shall terminate immediately without further liability or obligation to Employee if the Bank is closed by any supervisory authority.

          11.  TERMINATION UPON EMPLOYEE'S DEATH; EFFECT OF
               TERMINATION ON OTHER PLANS

               (a) Notwithstanding anything herein contained, if Employee shall die, this Agreement shall terminate on the date of Employee's death, whereupon Employee's estate shall be entitled to receive her salary, accrued vacation, and any bonus earned up through the date of termination. Such termination shall not affect any rights which Employee may have at the time of her death pursuant to any of the Bank's plans or arrangements for insurance or for any other death benefit, bonus, or retirement benefit.

               (b) Notwithstanding anything herein contained, any termination of employment under this Section 11 shall not affect any accrued rights which Employee may have at the time of such termination, including, but not limited to, any of the Bank's plans for arrangements for insurance, vacation, retirement, and stock options, which then accrued rights shall continue to be governed by the provisions of such plans and arrangements to the extent they are not inconsistent with the terms of this Agreement.

          12.  MERGER, CONSOLIDATION OR REORGANIZATION.

               In the event of a merger where the Bank is not the surviving corporation, or in the event of a consolidation, or in the event of a transfer of all or substantially all of the assets of the Bank, or in the event of any other corporation reorganization where there is a change in ownership of at least twenty-five percent (25%) except as may result from a transfer of shares to another corporation in exchange for at least eighty percent (80%) control of that corporation, or in the event of the dissolution of the Bank, this Agreement shall not be terminated, in which case, except in the event of dissolution, the surviving or resulting corporation, the transferee of the Bank's assets, or the Bank shall be bound by and shall have the benefit of the provisions of this Agreement. The Bank shall endeavor to take all reasonable actions necessary to insure that

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such corporation or transferee, if other than the Bank, is bound by the provisions of this Agreement.

          13.  MODIFICATION

               This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by written instrument duly executed by each party.

          14.  NOTICES

               Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or delivered against receipt to the party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this
Section 14). Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 14. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

          15.  DISPUTE RESOLUTION PROCEDURES

               Any controversy or claim arising out of or this Agreement or the breach thereof, or the interpretation thereof, shall be settled by binding arbitration in accordance with the Rules of the American Arbitration Association; and judgment upon the award rendered in such arbitration shall be final and may be entered in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. In no event shall the demand for arbitration be made after the date when institution or legal or equitable proceedings based on such claim, dispute or other matter in questions would be barred by the applicable statute of limitations. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. Any party desiring to initiate arbitration procedures hereunder shall serve written notice on the other party. The parties agree that an arbitrator shall be selected pursuant to these provisions within thirty (30) days of the service of the notice of arbitration. In the event of any arbitration pursuant to these provisions, the parties shall retain the rights of all discovery provided pursuant to the California Code of Civil Procedure and the Rules thereunder, except that all time periods contained in said Code and Rules shall be shortened by fifty percent (50%) for purposes of arbitration proceedings hereunder. Any arbitration initiated pursuant to these provisions shall be on an expedited basis and the dispute shall be heard within one hundred twenty (120) days following the serving of the notice of arbitration and a written decision shall be rendered within sixty
(60) days thereafter. All rights, causes of action, remedies and defenses available under California law and equity are available to the parties hereto and shall be applicable as though in a court of law. The parties shall share equally all costs of any such arbitration.

          16.  MISCELLANEOUS.

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               (a) This Agreement is drawn to be effective in the State of
California and shall be construed in accordance with California laws, except to the extent superseded by any other federal law. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by Employee and a duly authorized representative of the Bank.

               (b) Any waiver by either party of a breach of any provision of this Agreement shall not operate as to be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

               (c) Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Bank and its successors and those who are its assigns under Section 12.

               (d) This Agreement does not create, and shall not be construed as creating, any rights enforceable by a person not a party to this Agreement (except as provided in subsection (c) above).

               (e) The headings in this Agreement are solely for the convenience of reference and shall be given no effect on the construction or interpretation of this Agreement.

               (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflict of laws, except where federal law governs.

          17.  RESIGNATION AS DIRECTOR UPON TERMINATION.

               Upon termination of this Agreement, Employee, if she is then serving as a director of the Bank and/or the Bank's holding company, agrees to immediately resign her position as a director by giving written notice of her resignation to the Chairman of the Board of Directors of the Bank and/or the Bank's holding company.

          IN WITNESS WHEREOF, the Bank has caused this Agreement to be signed by its duly authorized officers and Employee has executed this Agreement to be effective as of the day and year written above.

          BANK:               BANK OF YORBA LINDA


                              By:  /s/ H. Rhoads Martin
                                  -----------------------------------------
                                    H. Rhoads Martin
                                    Chairman of the Board


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          EMPLOYEE:

                                   /s/ Gloria Van Kampen
                                  -----------------------------------------
                                    Gloria Van Kampen















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